Exhibit 99.1

Susan Chambers Appointed to USA Truck Board of Directors

Retired WalMart Executive Brings Extensive Experience in Technology, Human Resources and Corporate Governance

VAN BUREN, ARK. – March 23, 2016 - USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced the appointment of Susan Chambers to its board of directors effective immediately.

"Susan's vast experience as a senior officer of one of America's iconic companies will assist us in areas that are critical to the success of our Company - most notably, driver and staff retention as well as leveraging technology to enhance operational effectiveness," said USA Truck Chairman Robert A Peiser. "Her appointment is part of an ongoing effort at USA Truck to strengthen our governance structure, including the appointment of Major General (Ret.) Barbara J. Faulkenberry to the board in January. Each of these new directors brings unique perspective and operational experience that will be very helpful in guiding our newly strengthened management team as it works to continue transforming the Company, strengthening its position as a capacity solutions provider and driving return on invested capital."

Ms. Chambers, 58, retired in July 2015 as the executive vice president and chief human resource officer for Wal-Mart Stores, Inc. where she was responsible for compensation, recruiting, development and retention initiatives as well as benefits and communications for more than two million Walmart associates worldwide. Additionally, her duties included human resource technology, culture, diversity and inclusion, and regulatory issues.

Before being promoted to chief human resource officer in 2006, Ms. Chambers held executive positions in multiple corporate functions including risk management and information technology. During her tenure, she was named to Fortune magazine's list of the "50 Most Powerful Women in Business" five years in a row. She joined Walmart in 1999 as vice president of application development - merchandising and supply chain systems.

Prior to joining Walmart, Ms. Chambers was director of application development at Hallmark Cards, Inc., having held roles of increasing responsibility in IT and finance over a 14-year tenure.

She earned a BS degree in Systems and Data Processing from William Jewell College. Her current board seats include the Arkansas State Board of Education, William Jewell Board of Trustees (Vice Chair) and Economics Arkansas. She previously served on the Kansas State Advisory Board (Computer Science), Arvest Bank Board, Walmart Foundation Board and Duke University Board of Visitors of The Fuqua School of Business.

USA Truck also announced that J.D. Simpson will retire from the Board at the Company's annual meeting in 2016. Mr. Simpson was a Class I Director whose term will expire at the annual meeting in 2017 and Ms. Chambers will be appointed to that class.

Mr. Peiser added, "On behalf of the entire Board, I would like to express our appreciation to J.D. for all of the contributions he has made to the Company and the Board over the past six years. His candid assessment of issues facing the Company was always of great assistance in moving our discussions forward. We are fortunate to have worked with him and wish him the best in his future endeavors."

As previously announced, Mr. Richard Beauchamp will not stand for re-election at the Company's annual meeting in 2016. As a result of Mr. Beauchamp's decision and Mr. Simpson's retirement, the USA Truck Board will revert to eight non-management Directors.

About USA Truck
USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the "Financial Releases" tab of the "Investors" menu.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements concerning expected financial and operating improvements and management capability, are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the "Company," "we," "us," "our" and words of similar import refer to USA Truck, Inc. and its subsidiary.

Company Contact
Michael Borrows, EVP & CFO
USA Truck, Inc.
(479) 471-3523
Michael.Borrows@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

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